Exhibit 10.4

INVITAE CORPORATION
2015 STOCK INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT AWARD
You have been granted the following restricted Stock Units (“Restricted Stock Units”) representing common stock of Invitae Corporation (the “Company”) under the Company’s 2015 Stock Incentive Plan (as may be amended from time to time, the “Plan”). Capitalized terms not defined herein have the meanings ascribed to them in the Plan.

Name of Participant:	[Name]
Total Number of Restricted Stock Units Granted:	[Total Number of Shares]
Grant Date:	[Date of Grant]
Vesting Commencement Date:	[Vesting Commencement Date]
Vesting Schedule:	Subject to the terms of the Global Restricted Stock Unit Agreement, one-third (33 1/3%) of the Restricted Stock Units subject to this Award vest on each of the first three (3) anniversaries of the Vesting Commencement Date, provided that you have remained in continuous Service with the Company (or a Subsidiary or Affiliate) as of such anniversary.
This Restricted Stock Unit Award is granted under and governed by the terms and conditions of the Plan and the attached Global Restricted Stock Unit Agreement, including any additional terms and conditions for your country included in the appendix attached thereto (the “Appendix” and, together with the Global Restricted Stock Unit Agreement, the “Agreement”), all of which are made a part of this document. This Award will be automatically accepted on your behalf as of two business days prior to the first vesting date. If you wish to decline this Award, please notify the Company at Stock@Invitae.com more than two business days prior to the first vesting date.
By accepting this Award, you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the U.S. Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail. You agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party under contract with the Company.

Invitae Corporation
Notice of Restricted Stock Unit award

INVITAE CORPORATION
2015 STOCK INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AGREEMENT

The Plan and Other Agreements
The Restricted Stock Unit Award you are receiving is granted pursuant and subject in all respects to the applicable provisions of the Notice of Restricted Stock Unit Award (the “Grant Notice”), this Global Restricted Stock Unit Agreement, including any additional terms and conditions for your country including in the appendix attached hereto (the “Appendix” and, together with the Global Restricted Stock Unit Agreement, this “Agreement”) and the Invitae Corporation 2015 Stock Incentive Plan (as may be amended from time to time, the “Plan”), which is incorporated herein by reference. Capitalized terms not defined in this Agreement have the meanings ascribed to them in the Plan or the Grant Notice.
The Grant Notice, this Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under the Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company.

Payment for Restricted Stock Units	No cash payment is required for the Restricted Stock Units you receive.
Vesting
The Restricted Stock Units that you are receiving will vest in one or more installments as provided in the Grant Notice.
No additional Restricted Stock Units will vest after your Service terminates for any reason. For the avoidance of doubt, Service during only a portion of the vesting schedule, but where your Service terminates prior to a vesting date, will not entitle you to vest in a pro-rata portion of the Restricted Stock Units.

Invitae Corporation
Global Restricted Stock Unit Agreement

Forfeiture
If your Service terminates for any reason, then the Award expires immediately as to the number of Restricted Stock Units that have not vested before the termination date and do not vest as a result of termination.
This means that the unvested Restricted Stock Units will immediately be cancelled upon termination. You will receive no payment for Restricted Stock Units that are forfeited.
For purposes of the Restricted Stock Units, your Service will be considered terminated as of the date you are no longer actively providing services to the Company or any of its Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or otherwise rendering services or the terms of your employment or other service agreement, if any) and will not be extended by any notice period (e.g., your Service will not be extended by any contractual notice period or period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or otherwise rendering services or the terms of your employment or other service agreement, if any). The Company shall have exclusive discretion to determine when you are no longer actively providing services for purposes of the Restricted Stock Units (including when you are no longer considered to be in continued Service while on a leave of absence).

Leaves of Absence
For purposes of this Award, your Service does not terminate when you go on a bona fide leave of absence, if the leave of absence was approved by the Company or one of its Subsidiaries or Affiliates in writing and if continued participation in the Plan is required by the terms of the leave or by applicable law. However, your Service terminates when such leave ends, unless you immediately return to active work.
If you go on a leave of absence, then the vesting schedule specified in the Grant Notice may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave, to the extent permitted by applicable law. If you commence working on a part-time basis, then the vesting schedule specified in the Grant Notice may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule, to the extent permitted by applicable law.

Invitae Corporation
Global Restricted Stock Unit Agreement

Nature of Restricted Stock Units	The Restricted Stock Units are mere bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue Shares on a future date. As a holder of Restricted Stock Units, you have no rights other than the rights of a general creditor of the Company.
No Voting Rights or Dividends	The Restricted Stock Units carry neither voting rights nor rights to dividends. You, or your estate or heirs, have no rights as a stockholder of the Company unless and until the Restricted Stock Units are settled by issuing Shares. No adjustments will be made for dividends or other rights if the applicable record date occurs before your Shares are issued, except as described in the Plan.
Restricted Stock Units Nontransferable	You may not sell, transfer, assign, pledge or otherwise dispose of any Restricted Stock Units. For instance, you may not use the Restricted Stock Units as security for a loan. If you attempt to do any of these things, the Restricted Stock Units will immediately become invalid.
Settlement of Restricted Stock Units
Each of your Restricted Stock Units will be settled when it vests; provided, however, that settlement of each Restricted Stock Unit will generally be deferred to the first permissible trading day for the Shares following the applicable vesting date, but in no event later than December 31 of the calendar year in which the applicable vesting date occurs.
For purposes of this Agreement, “permissible trading day” means a day that satisfies all of the following requirements: (a) the exchange on which the Shares are traded is open for trading on that day; (b) you are permitted to sell Shares on that day without incurring liability under Section 16(b) of the Exchange Act, (c) either (i) you are not in possession of material non-public information that would make it illegal for you to sell Shares on that day under Rule 10b-5 under the Exchange Act or (ii) Rule 10b5-1 under the Exchange Act would apply to the sale; (d) you are permitted to sell Shares on that day under such written insider trading policy as may have been adopted by the Company; and (e) you are not prohibited from selling Shares on that day by a written agreement between you and the Company or a third party.
At the time of settlement, you will receive one Share for each vested Restricted Stock Unit; provided, however, that no fractional Shares will be issued or delivered pursuant to the Plan or this Agreement, and the Committee will determine whether cash will be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto will be canceled, terminated or otherwise eliminated.

Invitae Corporation
Global Restricted Stock Unit Agreement

Compliance with Law	Notwithstanding any other provision in the Plan or this Agreement, unless there is an available exemption from registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to issue any Shares to you prior to the completion of any registration or qualification of the Shares under any U.S. or non-U.S. state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission or of any other governmental body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the Shares with any U.S. or non-U.S. state or federal securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, you agree that the Company shall have unilateral authority to amend this Agreement without your consent to the extent necessary to comply with securities or other laws applicable to the issuance of Shares.

Invitae Corporation
Global Restricted Stock Unit Agreement

Responsibility for Taxes
Regardless of any action the Company and/or the Subsidiary or Affiliate employing you (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable or deemed legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company and/or the Employer. You further acknowledge that the Company and the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement or the receipt of any dividends; and (2)  do not commit to, and are under no obligation to, structure the terms of the Award or any aspect of the Restricted Stock Units to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. If you are subject to tax in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer to satisfy any withholding obligations with regard to Tax-Related Items by one or a combination of the following: (a) withholding from your salary, wages or other cash compensation payable to you by the Company and/or the Employer, (b) withholding Shares otherwise issuable in connection with the vesting/settlement of the Restricted Stock Units, (c) withholding from proceeds of the sale of Shares acquired upon settlement either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent), or (d) any other method determined by the Company to be in compliance with applicable laws.
The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in your jurisdiction(s). In the event of over-withholding, you may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares, or, if not refunded, you may be able to seek a refund from the applicable tax authorities. In the event of under-withholding, you may be required to pay additional Tax-Related Items directly to the applicable tax authorities. If the withholding obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you will be deemed to have been issued the full number of Shares subject to the Restricted Stock Units, notwithstanding that a number of Shares is held back solely for the purpose of paying the Tax-Related Items.
Finally, you shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your acquisition of Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares or proceeds from the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section, and your rights to the Shares shall be forfeited if you do not comply with such obligations on or before December 31 of the calendar year in which the applicable vesting date for the Restricted Stock Units occurs.

Invitae Corporation
Global Restricted Stock Unit Agreement

Nature of Grant	In accepting this Award, you acknowledge, understand and agree that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature, and the Company may amend, modify, suspend or terminate the Plan at any time, to the extent permitted by the Plan; (b) this Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past; (c) all decisions with respect to future restricted stock units or other grants, if any, will be at the sole discretion of the Company; (d) neither this Award nor this Agreement gives you the right to be employed or retained by the Company or the Employer in any capacity, or alters the right of the Company or the Employer to terminate your Service at any time, in accordance with applicable laws with or without cause; (e) you are voluntarily participating in the Plan; (f) the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not intended to replace any pension rights or compensation; (g) the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments; (h) the future value of the Shares subject to the Restricted Stock Units is unknown, indeterminable and cannot be predicted with certainty; (i) no claim or entitlement to compensation or damages shall arise from the forfeiture of the Restricted Stock Units resulting from your termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where you are employed or otherwise rendering service, or the terms of your employment or other service agreement, if any); (j) unless otherwise agreed with the Company, the Restricted Stock Units and the Shares acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with any service you may provide as a director of any Subsidiary or Affiliate; (k) unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and (l) the following provisions apply if you are providing Service outside the U.S.: (i) the Restricted Stock Units and Shares subject to the Restricted Stock Units , and the income from and value of same, are not part of normal or expected compensation for any purposes; and (ii) neither the Company, the Employer, nor any other Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States dollar that may affect the value of the Restricted Stock Units or of any amounts due to you upon vesting or the subsequent sale of Shares acquired under the Plan.
Adjustments	The number of Restricted Stock Units covered by this Award shall be subject to adjustment in the event of a stock split, a stock dividend or a similar change in Company Shares, and in other circumstances, as set forth in the Plan. The forfeiture provisions and restrictions described above will apply to all new, substitute or additional Restricted Stock Units or securities to which you are entitled by reason of this Award.
Appendix	Notwithstanding any provisions in this Global Restricted Stock Unit Agreement, the Restricted Stock Units will be subject to any additional terms and conditions for your country set forth in the Appendix attached hereto. Moreover, if you relocate to one of the countries included in the Appendix, the additional terms and conditions for such country, if any, will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
No Advice Regarding Grant	The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or the acquisition or sale of Shares. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

Invitae Corporation
Global Restricted Stock Unit Agreement

Restrictions on Resale; Insider Trading / Market Abuse Laws
You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.
You understand that you may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to your country, the broker’s country and the country in which the Shares are listed, which may affect your ability, directly or indirectly, to accept, acquire, sell or attempt to sell, or otherwise dispose of Shares, rights to Shares (e.g., Restricted Stock Units) or rights linked to the value of Shares, during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction(s)). Local insider trading laws and regulations may prohibit the cancelation or amendment of orders you placed before possessing the inside information. Furthermore, you understand that you may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties by sharing with them Company inside information, or otherwise causing third parties to buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to restrictions that may apply to you under the Company’s insider trading policy. It is your responsibility to comply with the Company’s insider trading policy and any applicable regulatory trading restrictions. You should consult with your personal legal advisor on this matter.

Exchange Control, Foreign Asset/Account and/or Tax Reporting	Depending on the country to which laws you are subject, there may be certain foreign asset/account and/or tax reporting requirements which may affect your ability to acquire or hold Shares or cash received from participating in the Plan (including from any dividends paid on Shares or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside your country. You may also be required to report such accounts, assets or related transactions to the tax or other authorities in your country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country within a certain time after receipt. It is your responsibility to comply with such regulations and you should speak to your personal legal advisor regarding this matter.
Language	You acknowledge that you are sufficiently proficient in English, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. If you have received this Agreement or any other document(s) related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
Imposition of Other Requirements	The Company reserves the right to impose other requirements on your participation in the Plan and on any Shares acquired under the Plan, if the Company determines it is necessary or advisable for legal or administration reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Invitae Corporation
Global Restricted Stock Unit Agreement

Successors and Assigns	Except as otherwise provided in the Plan or this Agreement, every term of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.
Notice	Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following mailing with postage and fees prepaid, addressed to the other party hereto at: (i) if such notice is given by the Company, the address then listed in the Company’s records, (ii) if such notice is given by you, the address of the Company’s headquarters, or (iii) at such other address as a receiving party may designate by ten (10) days’ advance written notice to the other party hereto.
Section 409A of the Code	To the extent this Agreement is subject to and not exempt from Section 409A of the Code, this Agreement is intended to comply with Section 409A and the regulations promulgated thereunder, and its provisions shall be interpreted in a manner consistent with such intent. You acknowledge and agree that changes may be made to this Agreement to avoid adverse tax consequences to you under Section 409A.
Governing Law and Choice of Venue	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice-of-law provisions). For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
Severability	The provisions of this Agreement are severable and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.

Invitae Corporation
Global Restricted Stock Unit Agreement

Waiver	You acknowledge that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other participant.
Data Privacy	You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other grant materials by and among, as applicable, the Company, the Employer and any other Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand and acknowledge that the Company, the Employer and other Subsidiaries and Affiliates hold certain personal information about you, including (without limitation) your name, home address, email address, telephone number, date of birth, social insurance number, passport or other government identification number, salary, nationality, job title, any shares of stock or directorships held in the Company and details of all equity awards or any other entitlements to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor (the “Data”) for the purpose of implementing, managing and administering your participation in the Plan. You further understand and acknowledge that the Company, the Employer and the other Subsidiaries and/or Affiliates will transfer Data among themselves as necessary for the exclusive purpose of implementation, administration and management of your participation in the Plan and that the Company, the Employer and/or any Subsidiary or Affiliate may each further transfer Data to E*TRADE Financial Services, Inc. and certain of its affiliates (“E*TRADE”) and certain of its affiliates or such other third party, which are assisting the Company (or may assist the Company in the future) in the implementation, administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere, and that the laws of a recipient’s country of operation (e.g., the United States) may not have equivalent privacy protections as local laws where you reside or work. If you reside outside the United States, you may request a list with the names and addresses of any potential recipients of Data by contacting Privacy@Invitae.com. You authorize the Company, E*TRADE and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. If you reside outside the United States, you may at any time view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your Service and career with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you this Award or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact Privacy@Invitae.com.

BY ACCEPTING THIS AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THIS AGREEMENT, THE GRANT NOTICE AND THE PLAN.

Invitae Corporation
Global Restricted Stock Unit Agreement

Appendix
to the
Global Restricted Stock Unit Agreement

Capitalized terms not defined in this Appendix have the meanings ascribed to them in the Plan, the Grant Notice or the Global Restricted Stock Unit Agreement.
Terms and Conditions

This Appendix includes additional terms and conditions that govern the Restricted Stock Units if you reside and/or work in one of the countries listed herein. If you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer employment and/or residency to another country after receiving the Restricted Stock Units, or you are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions herein will apply to you.

Notifications

This Appendix also includes information regarding taxes and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, income tax and other laws in effect in the respective countries as of August 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information herein as the only source of information relating to the consequences of participation in the Plan, because the information may be out of date at the time you vest in the Restricted Stock Units or sell Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your personal situation.

If you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer employment and/or residency to another country after the grant of the Restricted Stock Units, or you are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you in the same manner.

Invitae Corporation
Global Restricted Stock Unit Agreement

EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”) / UNITED KINGDOM (“UK”)

Terms and Conditions

Data Privacy Notice. The following section replace the “Data Privacy” section of the Global Restricted Stock Unit Agreement in its entirety:

Purposes and Legal Bases of Processing. The Company processes Data (as defined below) for the purpose of administering and managing your participation in the Plan and facilitating compliance with applicable tax, exchange control, securities and labor laws. The legal basis for the processing of Data by the Company and the third-party service providers described below is the necessity of the data processing for the Company to perform its contractual obligations in connection with the Restricted Stock Units and for the Company’s legitimate business interests of managing the Plan and generally administering employee equity awards.

Data Collection and Processing. The Company and the Employer collect, process and use certain personal information about you, including, but not limited to, your name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all awards granted under the Plan or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the legitimate purpose of managing your participation in the Plan.

Stock Plan Administration and Other Service Providers. The Company transfers Data to E*TRADE Financial Services, Inc. and certain of its affiliates (“E*TRADE”) which is assisting the Company with the implementation, administration and management of the Plan. The Company may decide to engage a different stock plan administration service provider in the future and will notify you accordingly. You may be asked to agree on separate terms and data processing practices with E*TRADE (or any future service provider), with such agreement being a condition to the ability to participate in the Plan.

International Data Transfers. The Company and its service providers, including without limitation E*TRADE, operate (with respect to the Company) in the United States. Your country or jurisdiction may have different data privacy laws and protections than the United States. By participating in the Plan, you acknowledge and accept that the transfer of Data outside your country or jurisdiction is necessary for the Company to perform its contractual obligations under the Agreement and for the Company’s legitimate business interests of managing the Plan and generally administering employee participation. To the extent required by applicable law, the Company shall implement appropriate safeguards for international transfers of Data, including, for example, by executing standard contractual clauses approved for such use by the European Commission.

Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage your participation in the Plan, or as required to comply

Invitae Corporation
Global Restricted Stock Unit Agreement

with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. The period may extend beyond your period of Service.
Contractual Requirement. Your provision of Data and its processing and transfer as described above is a contractual requirement and a condition to your ability to participate in the Plan. You can refuse to provide Data or to have Data processed or transferred, as a result of which you will not be able to participate in the Plan, but your Service and career with the Employer will not be affected.
Data Subject Rights. You may have a number of rights under data privacy laws in your jurisdiction. Depending on where you are based, such rights may include the right to (i) request access to or copies of Data, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, you can contact Privacy@Invitae.com.

AUSTRALIA

Terms and Conditions
Australia Offer Document. The Company is pleased to provide you with this offer to participate in the Plan. This offer sets out information regarding this Award to Australian resident Participants. This information is provided by the Company to ensure compliance of the Plan with the Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and relevant provisions of the Corporations Act 2001.

In addition to the information set out in the Agreement (including this Appendix), you are also being provided with copies of the following documents:

(a)the Plan;
(b)the Prospectus; and
(c)the Employee Information Supplement1 for Australia.
(collectively, the “Additional Documents”).

The Additional Documents provide further information to help you make an informed investment decision about participating in the Plan. Neither the Plan nor the Prospectus is a prospectus for the purposes of the Corporations Act 2001.

1 NTD: We have not prepared tax supplements yet. To rely on the Class Order 14/1000, the company is required to provide information on the material tax consequences to participants in Australia. Our clients typically prepare these short tax summaries, one for each country, as supplements to the plan prospectus.

Invitae Corporation
Global Restricted Stock Unit Agreement

You should not rely upon any oral statements made in relation to this offer. You should rely only upon statements contained in the Agreement (including this Appendix) and the Additional Documents when considering participation in the Plan.

Notifications
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in the Act).

Securities Law Information. Investment in Shares involves a degree of risk. Eligible employees who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of Shares under the Plan as set forth below and in the Additional Documents.

The information herein is general information only. It is not advice or information that takes into account your personal objectives, financial situation and needs. You should consider obtaining your own financial product advice from a person who is licensed by ASIC to give such advice.

Additional Risk Factors for Australian Residents. You should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of Shares. For example, the price at which the Shares quoted on the New York Stock Exchange may increase or decrease due to a number of factors. There is no guarantee that the price of the Shares will increase. Factors that may affect the price of the Shares include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.

More information about potential factors that could affect the Company’s business and financial results will included in the Company’s Quarterly Report on Form 10-Q and the Company’s Annual Report on Form 10-K. Copies of these reports will be available at www.sec.gov/, on the Company’s “Investor Relations” page at ir.invitae.com/, and upon request to the Company.
In addition, you should be aware that the Australian dollar value of Shares acquired at settlement will be affected by the U.S. dollar/Australian dollar exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.
Common Stock in a U.S. Corporation. Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of the Company’s common stock is entitled to one vote for every Share of common stock.
Dividends may be paid on the Shares out of any funds of the Company legally available for dividends at the discretion of the Board.
Shares are traded on the New York Stock Exchange in the United States of America under the symbol “NVTA.”

Invitae Corporation
Global Restricted Stock Unit Agreement

Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.
Ascertaining the Market Price of Shares. You may ascertain the current market price of Shares as traded on the New York Stock Exchange under the symbol “NVTA” at www.nyse.com/site-search?q=nvta. The Australian dollar equivalent of that price can be obtained at: www.rba.gov.au/statistics/frequency/exchange-rates.html.
This will not be a prediction of what the market price per Share will be when the Restricted Stock Units vest or when Shares are issued or of the applicable rate on the actual vesting date or the date of Share issuance.
BELGIUM

Notifications
Exchange Control Information. Belgian residents are required to provide the National Bank of Belgium with the account details of any such foreign accounts. This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

GERMANY

Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported electronically to the German Federal Bank (Bundesbank) on a monthly basis. In case of payments in connection with securities (including proceeds realized upon the sale of Shares), the report must be made by the 5th day of the month following the month in which the payment was received. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. You are responsible for obtaining the appropriate form from the bank and complying with the applicable reporting obligations.
ISRAEL
Terms and Conditions
Tax Consent. The Israeli Tax Authority has issued a tax ruling to the Company in connection with the non-trustee track of Section 102 of the Income Tax Ordinance [New Version], 1961 (the “Tax Ruling”) regarding the taxation of Shares settled under the Plan. You may review a copy of the Tax Ruling by contacting Stock Administration at Stock@Invitae.com. In accordance with the Tax Ruling and by participating in the Plan, you hereby declare that you understand the provisions of the Tax Ruling and the obligation to report and pay any capital gains tax due upon the sale of the Shares purchased under the Plan (including filing an annual tax return). Further,

Invitae Corporation
Global Restricted Stock Unit Agreement

you agree to act in accordance with the Tax Ruling and will not request to amend, cancel, and/or replace it with a different ruling and/or demand any additional tax benefit beyond the provisions of the Tax Ruling.2
Notifications
Securities Law Information. The grant of Restricted Stock Units does not constitute a public offering under the Securities Law, 1968.
NETHERLANDS
There are no country-specific provisions.
UNITED KINGDOM
Terms and Conditions
Settlement. Notwithstanding any discretion in the Plan or the Agreement, any Restricted Stock Units that vest will be settled in whole Shares. For the avoidance of doubt, under no circumstances will Restricted Stock Units be settled in cash.

Responsibility for Taxes. The following provisions supplement the “Responsibility for Taxes” section of the Global Restricted Stock Unit Agreement:

Without limitation to the “Responsibility for Taxes” section of the Global Restricted Stock Unit Agreement, you agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company, the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.

Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you understand that you may not be able to indemnify the Company or the Employer for the amount of any Tax-Related Items not collected from or paid by you if the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected from or paid by you within 90 days of the end of the U.K. tax year in which an event giving rise to the taxable event occurs, may constitute an additional benefit to you on which additional income tax and National Insurance contributions (“NICs”) may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any employee NICs due on this additional benefit, which may also be recovered from you by any of
2 NTD: This provision assumes the company will have obtained the green track ruling with the Israel Tax Authority to move the taxable event from sale of shares to the issuance of shares.

Invitae Corporation
Global Restricted Stock Unit Agreement

the means referred to in the “Responsibility for Taxes” section of the Global Restricted Stock Unit Agreement.

Invitae Corporation
Global Restricted Stock Unit Agreement